i3 VERTICALS REPORTS THIRD QUARTER 2019 FINANCIAL RESULTS
Public Sector Vertical Drives Outperformance
NASHVILLE, Tenn. (August 8, 2019) – i3 Verticals, Inc. (Nasdaq: IIIV) (“i3 Verticals” or the “Company”) today reported its financial results for the fiscal third quarter ended June 30, 2019.

Highlights for the fiscal third quarter and nine months ended June 30, 2019 vs. 2018
•Third quarter revenue was $97.5 million, an increase of 15% over the prior year's third quarter; Revenue was $267.7 million for the nine months ended June 30, 2019, an increase of 12% over the prior year's first nine months.
•Third quarter adjusted net revenue1, which excludes acquisition revenue adjustments and interchange and network fees, was $36.0 million, an increase of 25% over the prior year's third quarter; Adjusted net revenue1 was $97.0 million for the nine months ended June 30, 2019, an increase of 20% over the prior year's first nine months.

•Third quarter net loss was $0.6 million; Net income was $0.5 million for the nine months ended June 30, 2019.
•Third quarter adjusted EBITDA1 was $9.7 million, an increase of 22% over the prior year's third quarter; Adjusted EBITDA1 was $27.0 million for the nine months ended June 30, 2019, an increase of 20% over the prior year's first nine months.
•Third quarter adjusted EBITDA1 as a percentage of adjusted net revenue1 was 27%, compared to 28% in the prior year's third quarter; Adjusted EBITDA1 as a percentage of adjusted net revenue1 was 28% for the nine months ended June 30, 2019, compared to 28% in the prior year's first nine months.

•Third quarter diluted net loss per share available to Class A common stock was $0.12, compared to $0.01 in the prior year's third quarter2; Diluted net loss per share available to Class A common stock was $0.23 for the nine months ended June 30, 2019, compared to $0.01 in the prior year's first nine months2.
•For the three and nine months ended June 30, 2019, pro forma adjusted diluted earnings per share2, which gives pro forma effect to the Company's going forward effective tax rate, was $0.20 and $0.59, respectively, compared to $0.14 and $0.39 for the three and nine months ended June 30, 2018, respectively.

•Integrated payments3 were 51% and 49% of payment volume for the three and nine months ended June 30, 2019, respectively.
•At June 30, 2019, the ratio of consolidated debt-to-EBITDA, as defined in the Company's Senior Secured Credit Facility, was 3.28x.
-MORE-

•As previously announced the Company completed the acquisitions of Northeast Texas Data, LLC and Graves Humphries Stahl, LLC (collectively “NET Data”) on April 3, 2019, and Pace Payment Systems, Inc. on May 31, 2019, which are focused on the Public Sector and Education verticals. In addition, the Company acquired an unrelated business in the Education vertical during the third quarter.

1.Represents a non-GAAP financial measure. For additional information (including reconciliation information), see the attached schedules to this release.
2.Diluted net loss per share available to Class A common stock for the three and nine months ended June 30, 2018, are presented only for the period after the Company's Reorganization Transactions (as later defined).
3.Integrated payments represents payment transactions that are generated in situations where payment technology is embedded within the Company's own proprietary software, a client’s software or critical business process.

Greg Daily, Chairman and CEO of i3 Verticals, commented, “We are pleased with our third quarter performance and accomplishments. During the quarter, we closed four acquisitions, expanded our credit facility and closed on our secondary offering. I am proud of our team and their focus on serving our markets, growing our company and building shareholder value.

“Our recent acquisitions expanded our market opportunities in two of our key verticals — Public Sector and Education. We are excited about our momentum in these markets, and we remain optimistic about our prospects to deliver software solutions that meet our customers’ needs and drive our revenue growth. We are also pleased with the successful implementation of our strategic plan for the company's infrastructure that will support our future growth, including the support of approximately 500 employees throughout our company.

“During the third quarter, our Public Sector vertical outperformed our expectations. The strong performance from the Public Sector group was somewhat offset by continued weakness in the integrated point-of-sale channel. Our Public Sector team continues to be successful in our markets, and we expect our recent product enhancements to add to our growth opportunities. In addition, with schools starting back, we are excited about our expanded product offerings in the Education vertical. We expect the Public Sector and Education verticals to contribute to our revenue growth in the fourth quarter and fiscal 2020.

“We are grateful for the support of both our new and existing investors. The secondary offering completed in the third quarter has increased our daily trading volume, and we will remain under lock-up with our underwriters for 90 days. Today, we also filed a universal shelf registration statement on Form S-3 with the Securities and Exchange Commission. This is simply good corporate housekeeping as it allows us to quickly access the capital markets in the future, but we do not intend to sell additional equity at this time.”
-MORE-

IIIV Reports Third Quarter 2019 Financial Results

August 8, 2019
2019 Outlook
The Company reiterates the following guidance, which it issued on June 3, 2019, in connection with the Pace acquisition:

(in thousands, except per share amounts)	Outlook Range
	Fiscal year ending September 30, 2019
Adjusted net revenue(1) (non-GAAP)	$132,000	-	$138,000
Adjusted EBITDA (non-GAAP)	$37,000	-	$40,000
Adjusted diluted earnings per share(2) (non-GAAP)	$0.80	-	$0.85
_______________________
1.Under GAAP, companies must adjust, as necessary, beginning balances of acquired deferred revenue to fair value as part of acquisition accounting as defined by GAAP. For the 2019 outlook, the Company has removed the effect of these adjustments to acquisition date fair value from acquisitions that have closed as of the earnings release date.
2.Assumes an effective pro forma tax rate of 25.0% (non-GAAP).

With respect to the “2019 Outlook,” adjusted net revenue, adjusted EBITDA and adjusted diluted earnings per share are non-GAAP financial measures. Reconciliation of adjusted net revenue, adjusted EBITDA and adjusted diluted earnings per share guidance to the closest corresponding GAAP measure on a forward-looking basis is not available without unreasonable efforts. This inability results from the inherent difficulty in forecasting generally and quantifying certain projected amounts that are necessary for such reconciliations. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including changes in the fair value of contingent consideration, income tax expense of i3 Verticals, Inc. and equity-based compensation expense. The Company expects these adjustments may have a potentially significant impact on future GAAP financial results.

Conference Call
The Company will host a conference call on Friday, August 9, 2019, at 8:00 a.m. ET, to discuss financial results and operations. To listen to the call live via telephone, participants should dial (323) 794-2551 approximately 10 minutes prior to the start of the call. A telephonic replay will be available from 11:00 a.m. ET on August 9, 2019, through August 16, 2019, by dialing (719) 457-0820 and entering Confirmation Code 6839934.

To listen to the call live via webcast, participants should visit the “Investors” section of the Company’s website, www.i3verticals.com, and go to the “Events & Presentations” page approximately 10 minutes prior to the start of the call. The online replay will be available on this page of the Company’s website beginning shortly after the conclusion of the call and will remain available for 30 days.

Non-GAAP Measures
This press release contains information prepared in conformity with GAAP as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of the Company's consolidated financial information as prepared in accordance with GAAP. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure and the most directly comparable GAAP financial measure are presented so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies.

Additional information about non-GAAP financial measures, including, but not limited to, adjusted net revenue, pro forma adjusted net income, adjusted EBITDA and pro forma adjusted diluted EPS, and a reconciliation of those measures to the most directly comparable GAAP measures is included on pages 11 through 14 in the financial schedules of this release.

-MORE-

IIIV Reports Third Quarter 2019 Financial Results

August 8, 2019
About i3 Verticals
Helping drive the convergence of software and payments, i3 Verticals delivers seamlessly integrated payment and software solutions to small- and medium-sized businesses and other organizations in strategic vertical markets, such as the public sector, education, non-profit, property management, and healthcare and to the business-to-business payments market. With a broad suite of payment and software solutions that address the specific needs of its clients in each strategic vertical market, i3 Verticals processed approximately $12.3 billion in total payment volume for the 12 months ended June 30, 2019.

Forward-Looking Statements
This release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this release are forward-looking statements, including any statements regarding guidance and statements of a general economic or industry specific nature. Forward-looking statements give the Company's current expectations and projections relating to its financial condition, results of operations, guidance, plans, objectives, future performance and business. You generally can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “could have,” “exceed,” “significantly,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this release (such as our 2019 outlook) are based on assumptions that we have made in light of the Company's industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you review and consider information presented herein, you should understand that these statements are not guarantees of future performance or results. They depend upon future events and are subject to risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company's actual future performance or results and cause them to differ materially from those anticipated in the forward-looking statements. Certain of these factors and other risks are discussed in the Company's filings with the U.S. Securities and Exchange Commission and include, but are not limited to: (i) the ability to generate revenues sufficient to maintain profitability and positive cash flow; (ii) competition in the Company's industry and the ability to compete effectively; (iii) the dependence on non-exclusive distribution partners to market the Company's products and services; (iv) the ability to keep pace with rapid developments and changes in the Company's industry and provide new products and services; (v) liability and reputation damage from unauthorized disclosure, destruction or modification of data or disruption of the Company's services; (vi) technical, operational and regulatory risks related to the Company's information technology systems and third-party providers’ systems; (vii) reliance on third parties for significant services; (viii) exposure to economic conditions and political risks affecting consumer and commercial spending, including the use of credit cards; (ix) the ability to increase the Company's existing vertical markets, expand into new vertical markets and execute the Company's growth strategy; (x) the ability to successfully identify acquisition targets, complete those acquisitions and effectively integrate those acquisitions into the Company's services; (xi) degradation of the quality of the Company's products, services and support; (xii) the ability to retain clients, many of which are small- and medium-sized businesses, which can be difficult and costly to retain; (xiii) the Company's ability to successfully manage its intellectual property; (xiv) the ability to attract, recruit, retain and develop key personnel and qualified employees; (xv) risks related to laws, regulations and industry standards; (xvi) the Company's indebtedness and potential increases in its indebtedness; (xvii) operating and financial restrictions imposed by the Company's senior secured credit facility; and (xviii) the risk factors included in the Company's Annual Report on Form 10-K for the year ended September 30, 2018 and in our subsequent SEC filings. Should one or more of these risks or uncertainties materialize, or should any of
-MORE-

IIIV Reports Third Quarter 2019 Financial Results

August 8, 2019
these assumptions prove incorrect, the Company's actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by us in this release speaks only as of the date of this release. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

Contacts:
Clay Whitson	Scott Meriwether
Chief Financial Officer	Senior Vice President - Finance
(615) 988-9890	(615) 942-6175
cwhitson@i3verticals.com	smeriwether@i3verticals.com

-MORE-

IIIV Reports Third Quarter 2019 Financial Results

August 8, 2019
i3 Verticals, Inc. Consolidated Statements of Operations
(Unaudited)
($ in thousands, except share and per share amounts)

	Three months ended June 30,			Nine months ended June 30,
	2019	2018	% Change	2019	2018	% Change

Revenue	$97,483	$84,536	15%	$267,745	$239,455	12%

Operating expenses
Interchange and network fees	63,263	55,705	14%	173,777	158,577	10%
Other costs of services	11,431	11,061	3%	31,414	30,119	4%
Selling general and administrative	17,587	10,696	64%	44,422	29,737	49%
Depreciation and amortization	4,425	3,000	48%	11,875	8,876	34%
Change in fair value of contingent consideration	(417)	1,151	(136)%	1,736	3,280	(47)%
Total operating expenses	96,289	81,613	18%	263,224	230,589	14%

Income from operations	1,194	2,923	(59)%	4,521	8,866	(49)%

Other expenses
Interest expense, net	1,918	2,644	(27)%	3,987	7,649	(48)%
Change in fair value of warrant liability	—	242	n/m	—	8,487	n/m
Total other expenses	1,918	2,886	(34)%	3,987	16,136	(75)%

(Loss) income before income taxes	(724)	37	n/m	534	(7,270)	n/m

(Benefit from) provision for income taxes	(131)	692	(119)%	(2)	553	(100)%

Net (loss) income	(593)	(655)	n/m	536	(7,823)	n/m

Net income (loss) attributable to non-controlling interest	598	(91)	n/m	2,651	(91)	n/m
Net (loss) attributable to i3 Verticals, Inc.	$(1,191)	$(564)	111%	$(2,115)	$(7,732)	(73)%

Net loss per share available to Class A common stock(1):
Basic	$(0.12)	$(0.01)		$(0.23)	$(0.01)
Diluted	$(0.12)	$(0.01)		$(0.23)	$(0.01)
Weighted average shares of Class A common stock outstanding(1):
Basic	10,064,785	8,812,630		9,254,549	8,812,630
Diluted	10,064,785	8,812,630		9,254,549	8,812,630
n/m = not meaningful
__________________________
1.Basic and diluted net loss per Class A common stock are presented only for the period after certain reorganization transactions ("Reorganization Transactions") undertaken in connection with the Company's initial public offering ("IPO").
-MORE-

IIIV Reports Third Quarter 2019 Financial Results

August 8, 2019
i3 Verticals, Inc. Financial Highlights
(Unaudited)
($ in thousands, except per share amounts)

	Three months ended June 30,			Nine months ended June 30,
	2019	2018	% Change	2019	2018	% Change

Adjusted net revenue (non-GAAP)	$36,014	$28,831	25%	$97,032	$80,878	20%
Adjusted EBITDA (non-GAAP)	9,694	7,937	22%	27,019	22,499	20%
Pro forma adjusted diluted earnings per share (non-GAAP)	$0.20	$0.14	43%	$0.59	$0.39	51%

i3 Verticals, Inc. Supplemental Volume Information
(Unaudited)
($ in thousands)

	Three months ended June 30,		Nine months ended June 30,
	2019	2018	2019	2018

Payment volume(1)	$3,409,222	$2,997,366	$9,295,879	$8,583,586
__________________________
1.Payment volume is the net dollar value of both 1) Visa, Mastercard and other payment network transactions processed by the Company's clients and settled to clients by us and 2) ACH transactions processed by the Company's clients and settled to clients by the Company.

-MORE-

IIIV Reports Third Quarter 2019 Financial Results

August 8, 2019
i3 Verticals, Inc. Segment Summary
(Unaudited)
($ in thousands)

	For the Three Months Ended June 30, 2019
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$87,264	$10,219	$—	$97,483

Operating expenses
Interchange and network fees	61,744	1,519	—	63,263
Other costs of services	10,527	904	—	11,431
Selling general and administrative	6,244	6,066	5,277	17,587
Depreciation and amortization	2,972	1,308	145	4,425
Change in fair value of contingent consideration	155	(572)	—	(417)
Income (loss) from operations	$5,622	$994	$(5,422)	$1,194

Payment volume	$3,268,141	$141,081	$—	$3,409,222

	For the Nine Months Ended June 30, 2019
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$241,841	$25,904	$—	$267,745

Operating expenses
Interchange and network fees	169,229	4,548	—	173,777
Other costs of services	29,648	1,766	—	31,414
Selling general and administrative	18,561	12,728	13,133	44,422
Depreciation and amortization	8,671	2,811	393	11,875
Change in fair value of contingent consideration	(554)	2,290	—	1,736
Income (loss) from operations	$16,286	$1,761	$(13,526)	$4,521

Payment volume	$8,866,400	$429,479	$—	$9,295,879
-MORE-

IIIV Reports Third Quarter 2019 Financial Results

August 8, 2019
i3 Verticals, Inc. Segment Summary (Continued)
(Unaudited)
($ in thousands)

	For the Three Months Ended June 30, 2018
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$79,766	$4,770	$—	$84,536

Operating expenses
Interchange and network fees	54,673	1,032	—	55,705
Other costs of services	10,693	368	—	11,061
Selling general and administrative	6,126	1,908	2,662	10,696
Depreciation and amortization	2,424	517	59	3,000
Change in fair value of contingent consideration	88	1,063	—	1,151
Income (loss) from operations	$5,762	$(118)	$(2,721)	$2,923

Payment volume	$2,888,278	$109,088	$—	$2,997,366

	For the Nine Months Ended June 30, 2018
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$224,671	$14,788	$(4)	$239,455

Operating expenses
Interchange and network fees	155,012	3,565	—	158,577
Other costs (benefits) of services	28,949	1,171	(1)	30,119
Selling general and administrative	17,127	5,546	7,064	29,737
Depreciation and amortization	7,140	1,615	121	8,876
Change in fair value of contingent consideration	1,535	1,745	—	3,280
Income (loss) from operations	$14,908	$1,146	$(7,188)	$8,866

Payment volume	$8,221,763	$361,823	$—	$8,583,586

-MORE-

IIIV Reports Third Quarter 2019 Financial Results

August 8, 2019
i3 Verticals, Inc. Consolidated Balance Sheets
($ in thousands, except share and per share amounts)

	June 30,	September 30,
	2019	2018
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$1,509	$572
Accounts receivable, net	13,173	12,500
Settlement assets	439	863
Prepaid expenses and other current assets	4,940	2,630
Total current assets	20,061	16,565

Property and equipment, net	3,835	2,958
Restricted cash	1,616	665
Capitalized software, net	14,999	3,372
Goodwill	165,865	83,954
Intangible assets, net	106,468	66,023
Deferred tax asset	28,344	1,152
Other assets	2,057	453
Total assets	$343,245	$175,142

Liabilities and equity
Liabilities
Current liabilities
Accounts payable	$7,409	$4,114
Current portion of long-term debt	—	5,000
Accrued expenses and other current liabilities	15,622	11,538
Settlement obligations	439	863
Deferred revenue	4,916	4,927
Total current liabilities	28,386	26,442

Long-term debt, less current portion and debt issuance costs, net	137,645	31,776
Long-term tax receivable agreement obligations	23,904	791
Other long-term liabilities	12,932	3,935
Total liabilities	202,867	62,944

Commitments and contingencies
Stockholders' equity
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized; 0 shares issued and outstanding as of June 30, 2019 and September 30, 2018	—	—
Class A common stock, par value $0.0001 per share, 150,000,000 shares authorized; 14,420,199 and 9,112,042 shares issued and outstanding as of June 30, 2019 and September 30, 2018, respectively	1	1
Class B common stock, par value $0.0001 per share, 40,000,000 shares authorized; 12,921,637 and 17,213,806 shares issued and outstanding as of June 30, 2019 and September 30, 2018, respectively	1	2
Additional paid-in-capital	80,344	38,562
Accumulated (deficit) earnings	(1,379)	736
Total Stockholders' equity	78,967	39,301
Non-controlling interest	61,411	72,897
Total equity	140,378	112,198
Total liabilities and stockholders' equity	$343,245	$175,142

-MORE-

IIIV Reports Third Quarter 2019 Financial Results

August 8, 2019
i3 Verticals, Inc. Consolidated Cash Flow Data
(Unaudited)
($ in thousands)

	Nine months ended June 30,
	2019	2018

Net cash provided by operating activities	$16,297	$14,659
Net cash used in investing activities	$(131,705)	$(30,956)
Net cash provided by financing activities	$117,296	$17,467

Reconciliation of GAAP to Non-GAAP Financial Measures
The Company believes that non-GAAP financial measures are important to enable investors to understand and evaluate its ongoing operating results. Accordingly, i3 Verticals includes non-GAAP financial measures when reporting its financial results to shareholders and potential investors in order to provide them with an additional tool to evaluate the Company’s ongoing business operations. i3 Verticals believes that the non-GAAP financial measures are representative of comparative financial performance that reflects the economic substance of i3 Verticals’ current and ongoing business operations.

Although non-GAAP financial measures are often used to measure the Company's operating results and assess its financial performance, they are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the method of calculation. i3 Verticals believes that its provision of non-GAAP financial measures provides investors with important key financial performance indicators that are utilized by management to assess the Company's operating results, evaluate the business and make operational decisions on a prospective, going-forward basis. Hence, management provides disclosure of non-GAAP financial measures to give shareholders and potential investors an opportunity to see i3 Verticals as viewed by management, to assess i3 Verticals with some of the same tools that management utilizes internally and to be able to compare such information with prior periods. i3 Verticals believes that inclusion of non-GAAP financial measures provides investors with additional information to help them better understand its financial statements just as management utilizes these non-GAAP financial measures to better understand the business, manage budgets and allocate resources.

-MORE-

IIIV Reports Third Quarter 2019 Financial Results

August 8, 2019
i3 Verticals, Inc. Reconciliation of GAAP Net Income to Non-GAAP Pro Forma Adjusted Net Income and Non-GAAP Adjusted EBITDA
(Unaudited)
($ in thousands)

	Three months ended June 30,		Nine months ended June 30,
	2019	2018	2019	2018
Net loss attributable to i3 Verticals, Inc.	$(1,191)	$(564)	$(2,115)	$(7,732)
Net income (loss) attributable to non-controlling interest	598	(91)	2,651	(91)
Non-GAAP adjustments:
(Benefit from) provision for income taxes	(131)	692	(2)	553
Offering-related expenses(1)	—	—	—	124
Non-cash change in fair value of contingent consideration(2)	(417)	1,151	1,736	3,280
Non-cash change in fair value of warrant liability(3)	—	242	—	8,487
Equity-based compensation(4)	1,808	817	4,122	817
Acquisition revenue adjustments(5)	1,794	—	3,064	—
Acquisition-related expenses(6)	826	30	1,447	478
Acquisition intangible amortization(7)	3,641	2,376	9,751	7,006
Non-cash interest expense(8)	306	370	771	835
Other taxes(9)	64	16	254	58
Non-GAAP adjusted income before taxes	7,298	5,039	21,679	13,815
Pro forma taxes at effective tax rate(10)	(1,825)	(1,259)	(5,420)	(3,454)
Pro forma adjusted net income(11)	$5,473	$3,780	$16,259	$10,361
Cash interest expense, net(12)	1,612	2,274	3,216	6,814
Pro forma taxes at effective tax rate(10)	1,825	1,259	5,420	3,454
Depreciation and internally developed software amortization(13)	784	624	2,124	1,870
Adjusted EBITDA	$9,694	$7,937	$27,019	$22,499
-MORE-

IIIV Reports Third Quarter 2019 Financial Results

August 8, 2019
________
1.Includes costs associated with forming i3 Verticals, Inc. and other expenses directly related to the certain transactions as part of any offering.
2.Non-cash change in fair value of contingent consideration reflects the changes in management’s estimates of future cash consideration to be paid in connection with prior acquisitions from the amount estimated as of the later of the most recent balance sheet date forming the beginning of the income statement period or the original estimates made at the closing of the applicable acquisition.
3.Non-cash change in warrant liability reflects the fair value change in certain warrants for the Company's common units associated with the Company's mezzanine notes in the aggregate principal amount of $10.5 million. These warrants are accounted for as liabilities on the Company's consolidated balance sheets and were repaid with proceeds from its IPO.
4.Equity-based compensation expense consisted of $1,808 thousand and $4,122 thousand related to stock options issued under the Company's 2018 Equity Incentive Plan during the three and nine months ended June 30, 2019, respectively. Equity-based compensation expense recognized during the three and nine months ended June 30, 2018 consisted of $76 thousand related to stock options issued under the Company's 2018 Equity Incentive Plan and $741 thousand related to tax receivables agreement (TRA) non-participation compensatory shares. TRA non-participation compensatory shares were issued to former equity owners as part of the Reorganization Transactions in conjunction with the IPO.
5.Under GAAP, companies must adjust, as necessary, beginning balances of acquired deferred revenue to fair value as part of acquisition accounting as defined by GAAP. Acquisition revenue adjustments remove the effect of these adjustments to acquisition date fair value from acquisitions that have closed as of the date of this earnings release.
6.Acquisition-related expenses are the professional service and related costs directly related to the Company's acquisitions and are not part of its core performance.
7.Acquisition intangible amortization reflects amortization of intangible assets and software acquired through business combinations, acquired customer portfolios, acquired referral agreements and related asset acquisitions.
8.Non-cash interest expense reflects amortization of deferred financing costs.
9.Other taxes consist of franchise taxes, commercial activity taxes and other non-income based taxes. Taxes related to salaries or employment are not included.
10.Pro forma corporate income tax expense is based on Non-GAAP adjusted income before taxes and is calculated using a tax rate of 25.0% and 25.0% for 2019 and 2018, respectively, based on blended federal and state tax rates.
11.Pro forma adjusted net income assumes that the effect of the Reorganization Transactions and the Company's IPO occurred prior to the year ended September 30, 2018, and that all net income during that period was available to the Class A common shareholders.
12.Cash interest expense, net represents all interest expense recorded on the Company's statement of operations other than non-cash interest expense, which represents amortization of deferred financing costs.
13.Depreciation and internally developed software amortization reflects depreciation on the Company's property, plant and equipment, net, and amortization expense on its internally developed capitalized software.
-MORE-

IIIV Reports Third Quarter 2019 Financial Results

August 8, 2019
i3 Verticals, Inc. GAAP Diluted EPS and Non-GAAP Pro Forma Adjusted Diluted EPS
(Unaudited)
($ in ones)

	Three months ended June 30,		Nine months ended June 30,
	2019	2018	2019	2018
Diluted net loss available to Class A common stock per share	$(0.12)	$(0.01)	$(0.23)	$(0.01)
Pro forma adjusted diluted earnings per share (non-GAAP)(1)	$0.20	$0.14	$0.59	$0.39
Pro forma weighted average shares of adjusted diluted Class A common stock outstanding(2)	27,723,231	26,683,246	27,360,396	26,683,246
__________
1.Pro forma adjusted diluted earnings per share is calculated using pro forma adjusted net income and the pro forma weighted average shares of adjusted diluted Class A common stock outstanding.
2.Pro forma weighted average shares of adjusted diluted Class A common stock outstanding include 16,184,026 outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 1,474,420 and 1,259,835 shares of unvested Class A common stock and options for the three and nine months ended June 30, 2019, respectively. Pro forma weighted average shares of adjusted diluted Class A common stock outstanding include 17,213,806 outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 656,810 shares of unvested Class A common stock and options for the for the three and nine months ended June 30, 2019.

i3 Verticals, Inc. Reconciliation of GAAP Revenue to Non-GAAP Adjusted Net Revenue
(Unaudited)
($ in thousands)

	Three months ended June 30,		Nine months ended June 30,
	2019	2018	2019	2018
Revenue	$97,483	$84,536	$267,745	$239,455
Acquisition revenue adjustments(1)	1,794	—	3,064	—
Interchange and network fees	(63,263)	(55,705)	(173,777)	(158,577)
Adjusted Net Revenue	$36,014	$28,831	$97,032	$80,878
__________
1.Under GAAP, companies must adjust, as necessary, beginning balances of acquired deferred revenue to fair value as part of acquisition accounting as defined by GAAP. Acquisition revenue adjustments remove the effect of these adjustments to acquisition date fair value from acquisitions that have closed as of the date of this earnings release.
-END-